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Exhibit 32.2

CERTIFICATION ACCOMPANYING FORM 10-Q REPORT OF
REDDY ICE HOLDINGS, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(CHAPTER 63, TITLE 18 U.S.C. SS.SS. 1350(a) AND (b))

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.ss. 1350(a) and (b)), the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended September 30, 2010 of Reddy Ice Holdings, Inc. and Reddy Ice Corporation fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Reddy Ice Holdings, Inc. and Reddy Ice Corporation.

Date: November 5, 2010

/s/ STEVEN J. JANUSEK Steven J. Janusek, Chief Financial Officer

        The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.ss. 1350(a) and (b)), is not a part of the Form 10-Q to which it refers and is, to the extent permitted by law, provided by the above signatory to the extent of his knowledge.

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Reddy Ice Holdings, Inc. and Reddy Ice Corporation and will be retained by Reddy Ice Holdings, Inc. and Reddy Ice Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2
CERTIFICATION ACCOMPANYING FORM 10-Q REPORT OF REDDY ICE HOLDINGS, INC. PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (CHAPTER 63, TITLE 18 U.S.C. SS.SS. 1350(a) AND (b))